                                                                EXHIBIT 10.2




                          PLAN AND AGREEMENT OF MERGER

                                     AMONG

                              SUPERIOR CONSULTANT
                            HOLDINGS CORPORATION, A
                             DELAWARE CORPORATION,

                              CHI ACQUISITION CO.,
                            A DELAWARE CORPORATION,

                              THE CHI GROUP, INC.,
                            A DELAWARE CORPORATION,

                                      AND

                  CERTAIN STOCKHOLDERS OF THE CHI GROUP, INC.

                          DATED AS OF AUGUST 14, 1997

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----


1. DEFINITIONS........................................................... 1

2. THE MERGER............................................................ 6

     2.1.  CERTIFICATE OF MERGER......................................... 6

     2.2.  CLOSING....................................................... 6

     2.3.  EFFECTS OF THE MERGER......................................... 6

     2.4.  CERTIFICATE OF INCORPORATION AND BYLAWS....................... 6

     2.5.  DIRECTORS AND OFFICERS........................................ 7

     2.6.  CONVERSION OF SECURITIES...................................... 7

     2.7.  CLOSING OF COMPANY TRANSFER BOOKS............................. 7

     2.8.  EXCHANGE OF CERTIFICATES...................................... 8

     2.9.  RIGHTS OF THE COMPANY STOCKHOLDERS............................ 9

     2.10. TAKING OF NECESSARY ACTION; FURTHER ACTION.................... 9

     2.11. SHARE ESCROW.................................................. 9

     2.12. STOCKHOLDERS' REPRESENTATIVE.................................. 9

3.- REPRESENTATIONS AND WARRANTIES...................................... 12

     3.1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS............ 12

     3.2. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY......... 13

     3.3. REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND SUPERIOR.... 31

4.- CONDITIONS.......................................................... 33

     4.1. CONDITIONS TO OBLIGATION OF SUPERIOR AND ACQUISITION.......... 33

     4.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. 36

5.- ADDITIONAL AGREEMENTS............................................... 37

                                      i


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     5.1.  COMPANY OPTIONS......................................... 37

     5.2.  POST-MERGER COVENANTS................................... 38

     5.3.  WAIVER AND RELEASE...................................... 40

     5.4.  NONCOMPETITION.......................................... 41

     5.5.  INDEMNIFICATION......................................... 42

     5.6.  DISPUTE RESOLUTION REGARDING INDEMNIFICATION............ 46

     5.7.  ARBITRATION............................................. 46

     5.8.  MISCELLANEOUS........................................... 47










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


                                    EXHIBITS

 Exhibit A       Form of Escrow Agreement
 Exhibit B       Form of Opinion of Stockholder/Company Counsel
 Exhibit C       Form of Opinion of Superior's Counsel

 Chi Disclosure Schedule
 -----------------------

 Section 3.2(a)  States where Chi is Qualified
 Section 3.2(c)  Required Consents
 Section 3.2(d)  Capitalization
 Section 3.2(e)  Subsidiaries
 Section 3.2(f)  Financial Statements
 Section 3.2(g)  Recent Events
 Section 3.2(j)  Leases
 Section 3.2(k)  Intellectual Property
 Section 3.2(l)  Contracts
 Section 3.2(n)  Bank Accounts
 Section 3.2(o)  Litigation
 Section 3.2(p)  Employees
 Section 3.2(q)  Employee Benefits
 Section 3.2(r)  Permits
 Section 3.2(u)  Existing Clients
 Section 3.2(v)  Insurance Policies
 Section 3.2(w)  Warranties
 Section 3.2(z)  Potential Conflicts of Interest

                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER (this "AGREEMENT") is made and entered into as of August 14, 1997, by and among Superior Consultant Holdings Corporation, a Delaware corporation ("SUPERIOR"), Chi Acquisition Co., a Delaware corporation and wholly-owned, direct subsidiary of Superior ("ACQUISITION"), The Chi Group, Inc., a Delaware corporation d/b/a Chi Systems, Inc. ("CHI" or, the "COMPANY"), and those Stockholders of the Company who have signed the signature page hereto (individually, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"). Superior, Acquisition, the Company and the Stockholders are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     A. The respective boards of directors of Superior, Acquisition and the Company have approved the transactions contemplated hereby and have determined that it is advisable and in their respective best interests to consummate the merger described in Article 2 (the "MERGER").

     B. As a result of the Merger, Acquisition will be merged with and into the Company, all of the outstanding capital stock of the Company will be converted into the right to receive common stock of Superior, and the Company will be the surviving corporation, all on the terms and subject to the conditions set forth in this Agreement.

     C. For Federal income tax purposes, the Parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined herein).

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                                 1. DEFINITIONS

     "AFFILIATE" means, with respect to any particular Person, any Person controlling, controlled by or under common control with such Person, whether by ownership or control of voting securities, by contract or otherwise.

     "AFFILIATED GROUP" means any affiliated group within the meaning of
Section 1504 of the Code.

     "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, costs of defense, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement,

Liabilities, Taxes, Security Interests, losses, expenses, and fees, including all attorneys' fees and court costs.

     "AVERAGE STOCK PRICE" means a dollar amount equal to the average last sale price per share of Superior Common as reported by the Nasdaq National Market for the twenty (20) trading days ending with the Determination Date.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission or any successor agency.

     "COMPANY COMMON" means the Company's Common Stock, par value $100 per share.

     "COMPANY OPTION" means an option to purchase Company Common granted under The Chi Group, Inc. Stock Option Plan.

     "COMPANY EQUITY RIGHTS" means the share appreciation rights of the Company granted pursuant to Deferred Compensation Agreements.

     "COMPANY SHARES DEEMED OUTSTANDING" means the sum of (i) the number of shares of Company Common actually issued and outstanding as of the Effective Time, plus (ii) the number of Net Option Shares obtainable upon exercise of all Company Options outstanding as of the Effective Time (whether or not then vested or exercisable), (iii) plus the number of shares of Company Common obtainable upon exercise of all Company Equity Rights outstanding as of the Effective Time (whether or not then vested or exercisable).

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of a Party other than any such information that (i) is generally available to or known by the public immediately prior to the time of disclosure (except through the actions or inactions of the Person to whom disclosure has been made) or (ii) has been acquired or developed independent from such Party.

     "DETERMINATION DATE" means the second trading day prior to the Closing.

     "DGCL" means the Delaware General Corporation Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any corporation or other business entity that is included in a controlled group of corporations within which the Company is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with the


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

Company, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which the Company is also included, as provided in Section 414(m) of the Code; or which is required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXISTING COMPANY DOCUMENTS" means, collectively, Section 2 of that certain Conversion Agreement date of January 31, 1996 between the Company and Radius Health Care System Inc. ("RADIUS") and that certain Stock Purchase Agreement between the Company and Radius dated June 16, 1983 and each Stock Option Agreement and deferred compensation agreements between the Company and its employees.

     "FINAL STOCK PRICE" shall mean the last sale price per share of Superior Common as reported by the Nasdaq National Market on the date of the Closing.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied consistently with the principles used in preparing the Financial Statements (as defined herein) for the Most Recent Fiscal Year End.

     "INDEBTEDNESS" of any Person means all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such entity, and in any event, regardless of how classified in accordance with GAAP, shall include (i) all obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Security Interest upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property, and (iv) capitalized lease obligations.

     "INTELLECTUAL PROPERTY" means any and all of the following which is owned by, licensed by, licensed to, used or held for use by the Company (including all copies and embodiments thereof, in electronic, written or other media):
(i) all registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names (including the name "CHI") and all applications to register the same (the "TRADEMARKS"); (ii) all issued U.S. and foreign patents and pending patent applications, patent disclosures and improvements thereto (the "PATENTS"); (iii) all registered and unregistered copyrights, mask work rights and all applications to register the same (the "COPYRIGHTS"); (iv) all computer software and databases owned or used (excluding software and databases licensed to the Company under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) by the Company or under development for the Company by third parties (the "SOFTWARE"); (v) all categories of trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, client and supplier lists and information and other confidential and proprietary information ("PROPRIETARY RIGHTS"); (vi) all licenses and agreements pursuant to which the Company has acquired rights in or to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights (excluding software and databases licensed to the Company under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) ("LICENSES-IN"); and
(vii) all licenses and agreements pursuant to which the Company has licensed or transferred any rights to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights ("LICENSES-OUT").

     "KNOWLEDGE" means, in the case of any individual, knowledge that a reasonable person under similar circumstances would have after diligent investigation and inquiry, and in the case of a corporation, the knowledge (under the same standard as described immediately above) of the directors and officers of the corporation and the employees having responsibility for the particular subject matter at issue.

     "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligation or Indebtedness, including, any liability for Taxes.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect or impact upon the assets, financial condition, results of operations, business, or prospects of the Company or on the ability of the Parties to consummate the transactions contemplated hereby.

     ""NET OPTION SHARES" means, with respect to each Company Option, the total number of shares of Company Common obtainable upon exercise of such Company Option (the "GROSS OPTION NUMBER"), less a number of shares of Company Common having a value (based on the Valuation Per Company Share, using the Gross Option Number in determining the Company Shares Deemed Outstanding for purposes of calculating such Valuation Per Company Share) equal to the aggregate exercise price payable upon exercise of such Company Option.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice of the Company, Superior, Acquisition or the Surviving Corporation, respectively, as the context herein may require (including with respect to quantity and frequency).

     "PERSON" means any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

     "PLANS" means: (i) all employee benefit plans as defined in Section 3(3) of ERISA; (ii) all other severance pay, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, and incentive plans, contracts, schemes, programs, funds, commitments, or arrangements of any kind; and (iii) all other plans, contracts, schemes, programs, funds, commitments, or arrangements providing money, services, property, or other benefits, whether written or oral, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, which pertain to any employee, former employee, director, officer, Stockholder, consultant, or independent contractor of the Company or any ERISA Affiliate of the Company and (a) to which the Company or any ERISA Affiliate of the Company is or has been a party or by which any of them is or has been bound or (b) with respect to which the Company or any ERISA Affiliate of the Company has made any payments or contributions since December 31, 1990 or (c) to which the Company or any ERISA Affiliate of the Company may otherwise have any liability (including any such plan or arrangement formerly maintained by the Company or any ERISA Affiliate of the Company).

     "PRO RATA PERCENTAGE" means, with respect to each Stockholder, the percentage equivalent of a fraction, the numerator of which shall be the number of shares of Superior Common to be issued to such Stockholder in the Merger, and the denominator of which shall be all shares of Superior Common issued to the Stockholders in the Merger.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, security interest, charge, lien or other encumbrance or right of any third party.

     "SUBSIDIARY" means any corporation, limited liability company, limited partnership, partnership, trust or other entity with respect to which another Person has the power, directly or indirectly through one or more intermediaries, to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body.

     "SUPERIOR COMMON" means the Common Stock, par value $0.01 per share, of Superior.

     "TAX" or "TAXES" means any Federal, state, local, or foreign income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, use, transfer, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TOTAL TRANSACTION VALUE" means $11,472,606.



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


     "VALUATION PER COMPANY SHARE" shall equal the dollar amount per share resulting when $11,472,606 - less Section 5.8(j) expenses] is divided by the aggregate number of Company Shares Deemed Outstanding.

                                 2. THE MERGER

     In connection with the Merger, the respective boards of directors and stockholders of Acquisition and the Company have, by resolutions duly adopted, approved the following provisions of this Article 2 as the Plan of Reorganization within the meaning of Code Section 368(a) and as an "AGREEMENT OF MERGER" with the meaning of Section 251 of the DGCL:

     2.1. Certificate of Merger. Subject to the provisions of this Agreement, a copy of this Agreement, together with an officer's certificate of each of Acquisition and the Company (collectively the "CERTIFICATE OF MERGER"), shall be duly prepared, executed and acknowledged by the Company, Acquisition and such other parties as may be appropriate, and thereafter the Certificate of Merger shall be delivered to the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY"), as provided in Section 103 of the DGCL, for filing as soon as practicable on or after the date on which the Closing occurs. The Merger shall become effective on the date and at the time of the acceptance of the Certificate of Merger by the Delaware Secretary, or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

     2.2. Closing. The closing of the Merger (the "CLOSING") will take place commencing at 10:00 a.m. on August 14, 1997, or as soon as practicable after the closing conditions set forth in Article 5 have been met or waived as provided in Article 5, at the offices of Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Chicago, Illinois, unless another time, date or place is agreed to by the Parties.

     2.3. Effects of the Merger.

          (a) At the Effective Time, the separate corporate existence of Acquisition shall cease and Acquisition shall be merged with and into the Company and the Company, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), under the name "The Chi Group, Inc." shall continue its corporate existence under the laws of the State of Delaware.

          (b) At and after the Effective Time, the Merger will have the effects set forth in Subchapter IX of the DGCL.

     2.4. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Certificate of Incorporation and Bylaws until amended as provided therein and under the DGCL.

     2.5. Directors and Officers. The directors of Acquisition holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of Acquisition holding office immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time.

     2.6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holders of any of the following securities, the following securities will be converted in the manner set forth below:

          (a) (i) Each share of Company Common which is issued and outstanding immediately prior to the Effective Time (other than treasury shares) shall be canceled and extinguished and converted into and become a right to receive a number of shares of Superior Common determined by dividing the Valuation Per Company Share by the Average Stock Price (such quotient being referred to herein as the "EXCHANGE RATIO"); provided, that if as the result of the conversion of any Stockholder's Company Common upon consummation of the Merger, a fractional interest in a share of Superior Common would be deliverable under this Section 2.6(a), in lieu of a fractional share being delivered therefor, such fractional interest shall automatically be converted into the right to receive an amount in cash (without interest) equal to the product of the last sale price of Superior Common as reported by the Nasdaq National Market on the Determination Date, multiplied by the amount of such fractional interest. No such holder will be entitled to dividends, voting rights or any other rights as a Stockholder in respect of any fractional share.

          (b) Each share of Common Stock, par value $.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (c) Each Company Option identified on Schedule 5.1 attached hereto shall be converted into a Superior Option in accordance with the provisions of
Section 5.1(a) of this Agreement.

          (d) Each outstanding Company Equity Right identified on Schedule 5.1 attached hereto shall be converted into shares of Superior Common in accordance with the terms of Section 5.1(b) of this Agreement.

     2.7. Closing of Company Transfer Books. Immediately prior to the Effective Time the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made or recognized. After the Effective Time valid certificates previously representing shares of Company Common which are presented in accordance with this Agreement to the Surviving Corporation shall be exchanged as provided in Sections 2.6(a), 2.6(b) and 2.8.



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

     2.8. Exchange of Certificates. Prior to the Effective Time, Superior shall designate Harris Trust and Savings Bank to act as exchange agent in the Merger (the "EXCHANGE AGENT"). As soon as practical after the Effective Time, the Exchange Agent shall mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Company Common ("CERTIFICATES") the following: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Superior shall reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the shares of Superior Common as specified in this Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent (either at or after the Closing, as applicable) together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, the Exchange Agent shall issue or pay, as applicable, to such holder (a) a certificate or certificates representing
90% of the shares of Superior Common to be issued to such holder with respect to the Company Common formerly represented by such Certificate pursuant to
Section 2.6(a), to be delivered to or at the direction of such holder, (b) a certificate representing 10% of the shares of Superior Common to be issued to such holder with respect to the Company Common formerly represented by such Certificate pursuant to Section 2.6(a), to be delivered to the Escrow Agent to hold in escrow under the Escrow Agreement in accordance with Section 2.11 hereof (the "ESCROW SHARES"), and, (c) in the case of payment for any fractional interest in Superior Common, a check payable to the holder with respect to the Company Common formerly represented by such Certificate. Surrendered Certificates shall forthwith be canceled. Superior shall not be obligated to deliver the consideration to which any former holder of Company Common is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates representing shares of Company Common for exchange as provided in this Section 2.8; provided, however, that procedures allowing for payment against receipt of customary and appropriate certifications and reasonable indemnities, shall be provided with respect to lost or destroyed Certificates. If any Certificate to be issued in the name of, or directed to an account in the name of, a Person other than the Person in whose name the Certificates are registered, it shall be a condition of the exchange that the Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to Superior any transfer or other Taxes required by reason of the issuance of such Certificate and delivery of the Merger consideration to and in the name of a Person other than the registered owner of the Certificates surrendered, or shall establish to the satisfaction of Superior that such Tax has been paid or is not applicable. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive the shares of Superior Common to be issued pursuant to Section 2.6(a) in exchange for the shares of Company Common represented by such surrendered Certificate and the right to receive any fractional share payment to be paid pursuant to Section 2.6(a), without interest, and Superior shall not be required to instruct or permit the Exchange Agent to issue to such holder the stock to which such holder otherwise would be entitled; provided, that reasonable procedures allowing for payment against receipt of customary and appropriate certifications and indemnities shall be provided with respect to lost or destroyed Certificates.

     2.9. Rights of the Company Stockholders. From and after the Effective Time, the holders of shares of the Company Common issued and outstanding at the Effective Time shall have no rights with respect to such shares other than to surrender the certificate or certificates representing such shares pursuant to
Section 2.8.

     2.10. Taking of Necessary Action; Further Action. Superior and Acquisition, on the one hand, and the Company and the Stockholders, on the other hand, shall use reasonable efforts to take all such action (including action to cause the satisfaction of the conditions to the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Company and Acquisition, the officers of the Surviving Corporation are fully authorized in the name of either the Company or Acquisition or otherwise to take, and shall take, all such action.

     2.11. Share Escrow. The Escrow Shares shall be delivered by Superior on behalf of the Stockholders, pro rata in accordance with their respective Pro Rata Percentages, to the Harris Trust and Savings Bank, Chicago, Illinois, pursuant to an Escrow Agreement in the form set forth in Exhibit A attached hereto (such shares and the proceeds and products thereof, while subject to the Escrow Agreement, being referred to herein as the "ESCROW FUND").

     2.12. Stockholders' Representative.

           (a) In order to administer efficiently the defense and/or settlement of any claims for which the Stockholders may be required to indemnify Superior or the Surviving Corporation pursuant to Section 5.5 hereof, the Stockholders hereby designate Karl G. Bartscht and John L. Silverman as their representative (individually a "STOCKHOLDERS' REPRESENTATIVE" and collectively, the "STOCKHOLDERS' REPRESENTATIVES").

           (b) The Stockholders hereby authorize each of the Stockholders' Representatives (i) upon the receipt of instructions of the Stockholders representing a majority of Pro Rata Percentages, to take all action necessary in connection with the defense and/or settlement of any claims for which the Stockholders may be required to indemnify Superior and/or the Surviving Corporation pursuant to Section 5.5 hereof, (ii) to give and receive all notices required to be given and take all action required or permitted to be taken under this Agreement and the other agreements contemplated hereby to which all the Stockholders are parties, including, without limitation, the Escrow Agreement ("OTHER AGREEMENTS"), and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement and the Other Agreements (including, without limitation, all investment directions under the Escrow Agreement with respect to the Escrow Fund). Each Stockholders' Representative accepts that authorization and agrees to perform such functions in good faith and as a fiduciary to each Stockholder.

     (c) Upon receiving notice of the death or incapacity of a Stockholders' Representative, Stockholders shall by majority vote (based on their Pro Rata Percentages) appoint a successor to fill the vacancy. Stockholders may by such majority vote to remove a Stockholders' Representative with or without cause and appoint a successor, provided that notice thereof is given by the new Stockholders' Representative to each of the other Parties hereto (including Superior) and to the Escrow Agent. A Stockholders' Representative may resign if, and only if, he is simultaneously replaced with a substitute Stockholders' Representative.

     (d) By their execution of this Agreement, the Stockholders agree that:

         (i) Notwithstanding any other provision herein to the contrary, Superior shall be able to rely conclusively on the instructions and decisions of either Stockholders' Representative acting alone as to the settlement of any claims for indemnification by Superior or the Surviving Corporation pursuant to
Section 5.5 hereof or any other actions required to be taken by the Stockholders' Representatives hereunder, and no Party hereunder shall have any cause of action against Superior or the Surviving Corporation for any action taken by Superior or the Surviving Corporation in reliance upon the instructions or decisions of either Stockholders' Representative.

         (ii) all actions, decisions and instructions of the Stockholders' Representative including, without limitation, the defense or settlement of any claims for which the Stockholders may be required to indemnify Superior and/or the Surviving Corporation pursuant to Section 5.5 hereof, shall be conclusive and binding upon all of the Stockholders, and no Stockholder shall have any right to object, dissent, protest or otherwise contest the same or have any cause of action against either Stockholders' Representative for any action taken, decision made or instruction given by either Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement or breach of fiduciary duties by a Stockholders' Representative;

         (iii) the provisions of this Subsection 2.12 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

         (iv) remedies available at law for any breach of the provisions of this Subsection 2.12 are inadequate; therefore, Superior, the Surviving Corporation and the Stockholders' Representatives shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Superior, the Surviving Corporation or the Stockholders' Representatives brings an action to enforce the provisions of this Subsection 2.12; and

         (v) the provisions of this Subsection 2.12 shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to assignment, testamentary disposition, the laws of descent, and distribution or otherwise.

     (e) All fees and expenses reasonably incurred by the Stockholders' Representatives in connection with this Agreement and supported by appropriate documentation shall be paid by the Stockholders in proportion to their respective Pro Rata Percentages.

     (f) In acting as the representative of the Stockholders, the Stockholders' Representatives may rely upon, and shall not be liable to any Stockholder for acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by them to be genuine and to have been signed or presented by the proper party or parties. The Stockholders' Representatives shall incur no liability to any Stockholder with respect to any action taken or suffered by them in their capacity as Stockholders' Representatives in reliance upon any note, direction, instruction, consent, statement or other documents reasonably believed by them to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence or his breach of the fiduciary duty owed to the Stockholders and the Stockholders' Representatives shall be indemnified and held harmless by each Stockholder to the extent of such Stockholder's Pro Rata Percentage from all losses, costs and expenses which the Stockholders' Representatives may reasonably incur and which are appropriately documented as a result of involvement in any legal proceedings arising from the performance of his or her duties hereunder. The Stockholders' Representatives may perform their duties as Stockholders' Representative either directly or by or through their agents or attorneys and the Stockholders' Representatives shall not be responsible to the other Stockholders for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by them hereunder, provided that the relationships with such agents and attorneys are established in a manner which renders the Stockholders as beneficiaries of such services.

                       3. REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of the Stockholders. As a material inducement to Superior and Acquisition to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally represents and warrants to Superior and Acquisition that all of the statements contained in this Section 3.1 are correct and complete with respect to such Stockholder as of the date of this Agreement, and hereby covenants that all of said statements will be correct and complete with respect to such Stockholders as of the Effective Time (as though made as of the Effective Time and as though the Effective Time were substituted for the date of this Agreement throughout such statements), except as set forth in the schedule attached to this Agreement setting forth exceptions to the representations and warranties set forth herein (the "CHI DISCLOSURE SCHEDULE"):

          (a) Such Stockholder has good and marketable title to the shares of Company Common which are to be exchanged by such Stockholder pursuant to this Agreement, free and clear of any and all Security Interests, options or rights of any nature. Section 3.2(d) of the Chi Disclosure Schedule sets forth a true and correct description of all shares of Company Common owned by such Stockholder.

          (b) Such Stockholder has the full right, power and authority to execute and deliver this Agreement and all other agreements entered into in connection herewith by such Stockholder, if any ("RELATED AGREEMENTS"), to perform such Stockholder's obligations hereunder and thereunder, and to vote such Stockholder's shares of Company Common in favor of the Merger. This Agreement and the Related Agreements to which each Stockholder is a party constitute the valid and legally binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms.

          (c) Such Stockholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Stockholder, such Stockholder's approval of the Merger or the conversion of such Stockholder's shares of Company Common pursuant to the Merger.

          (d) All existing agreements between such Stockholder and the Company, except for all agreements ancillary to this Agreement, have been (or on or prior to the Effective Time will be) terminated and such Stockholder is not a party to, subject to or bound by any agreement, commitment or understanding whatsoever between such Stockholder and the Company;

          (e) Such Stockholder understands that: (i) the Superior Common to be issued pursuant to the Merger has not been, and as of the Effective Time will not be, registered under the Securities Act or under any state securities laws;
(ii) the Superior Common is being offered and issued in reliance upon Federal and state exemptions for transactions not involving any public offering; (iii) a "stop transfer" order will be placed against the certificates representing shares of Superior Common issued pursuant to the Merger; and (iv) such certificates will (until such time as (A) such Superior Common is registered under the Securities Act, or (B) if later, until the expiration of the Lock-Up Period (as defined in Section 5.2(e)), or (C) if later, until expiration of the period set forth in Section 5.2(e)(iii)(C), bear on their face the following legend:

            "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. No transfer or sale of these shares or any interest therein may be made without such registration and qualification unless the issuer has received an opinion of counsel satisfactory to it that a proposed transfer or sale does not require registration or qualification under applicable law.

            The shares evidenced by this certificate were issued pursuant to an Agreement and Plan of Merger, dated as of August 14, 1997, among the issuer, The Chi Group, Inc., the original holder of the such shares and certain other parties (the "MERGER AGREEMENT"). A copy of the Merger Agreement is on file at the offices of the issuer. The Merger Agreement provides for, among other things, certain restrictions upon transfer of the shares evidenced by this certificate. By accepting such shares, the holder agrees to be bound by all such transfer restrictions in the Merger Agreement."

     (f) Such Stockholder further represents that: (i) such Stockholder is acquiring the Superior Common to be acquired by such Stockholder pursuant to the Merger solely for such Stockholder's own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act; (ii) such Stockholder is a sophisticated investor with knowledge and experience in business and financial matters; (iii) such Stockholder has had access to all Superior SEC Reports (as hereinafter defined) filed by Superior during the current year and the year preceding the current year, and has had the opportunity to obtain additional information and ask questions and receive answers as desired in order to evaluate the merits and risks inherent in holding the Superior Common; (iv) such Stockholder has not been offered the Superior Common by any form of general advertising or general solicitation; and (v) such Stockholder is able to bear the economic risk and lack of liquidity inherent in holding the Superior Common.

     3.2. Representations and Warranties Concerning the Company. As a material inducement to Superior and Acquisition to enter into this Agreement and consummate the transactions contemplated hereby, the Company and the Stockholders hereby jointly and severally represent and warrant to Superior and Acquisition that all of the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement, and hereby covenant that said statements will be correct and complete as of the Effective Time (as though made as of the Effective Time and as though the Effective Time were substituted for the date of this Agreement throughout this Section 3.2), except as set forth in the Chi Disclosure Schedule. The

Chi Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3.2.

     (a) Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and correct copies of the Company's Certificate of Incorporation and By-Laws, in each case as amended to date, have been delivered to Superior. The Company is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect. Section 3.2(a) of the Chi Disclosure Schedule lists all jurisdictions in which the Company is qualified to do business.

     (b) Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the prior sentence, the Board of Directors and the Stockholders of the Company have duly authorized the execution, delivery and performance of this Agreement and the consummation of the Merger by the Company (and all applicable notice requirements of Section 251 of the DGCL with respect to such approval have been satisfied). This Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     (c) Noncontravention. Except as set forth on Section 3.2(c) of the Chi Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine applicable to the Company, (ii) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any governmental body, governmental agency or court to which the Company is subject or any provision of the Certificate of Incorporation or By-Laws of the Company, or (iii) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, or result in the creation of any Security Interest upon any of the Company's assets pursuant to the terms of, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the Merger and the transactions contemplated by this Agreement and in order that the Merger and such transactions not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit, except for the filing of the Certificate of Merger with the Delaware Secretary.

     (d) Capitalization. The authorized capital stock of the Company consists of 1,400 shares of Company Common, of which 1,185.65 shares are issued and outstanding on the date hereof and 194.39 shares are subject to issuance under options and Company Equity Rights currently outstanding. Set forth on Section 3.2(d) of the Chi Disclosure Schedule is a true and correct description of (i) the full legal names, current address and social security or tax identification number of each owner of issued and outstanding shares of Company Common, (ii) the number of shares of Company Common owned of record by each such Stockholder and the certificate numbers of the stock certificates representing such shares,
(iii) the full legal name, current address and social security number of each of the holders of outstanding options to acquire shares of Company Common (collectively, the "OPTION HOLDERS") and of Company Equity Rights ("RIGHTS HOLDERS"), (iv) with respect to each Option Holder and Rights Holder, the number of Company Options or Company Equity Rights, as applicable, held by such holder, the number of shares of Company Common subject to each such Company Option or Company Equity Rights, as applicable and the exercise price, vesting schedule, if applicable, and expiration date for each such Company Option or Company Equity Rights, as applicable, and (v) all of the current directors and officers of the Company. The Company has never authorized, offered, sold or issued capital stock other than the Company Common. All offerings, sales and issuances by the Company of any Company Common have been conducted in compliance with, in accordance with or in reliance upon exemptions from all applicable Federal and state securities laws and all applicable state corporation laws. All of the issued and outstanding shares of Company Common have been duly authorized, validly issued, fully paid, and nonassessable, and not subject to any preemptive rights. Except for the Company Options and Company Equity Rights described on Section 3.2(d) of the Chi Disclosure Schedule there are no currently outstanding or authorized options, warrants, rights, contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock or securities convertible or exchangeable for its capital stock and there are no outstanding or authorized stock appreciation, phantom stock, or similar rights (except the Company Equity Rights) with respect to the Company and except as provided in the Existing Company Documents, there are no contractual or statutory preemptive rights or similar restrictions with respect to the issuance or transfer of any shares of Company Common. Except as provided in the Existing Company Documents, there are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of any of the capital stock of the Company, except for those agreements expressly contemplated hereby.

     (e) No Subsidiaries. The Company does not own or control any direct or indirect equity interest or participation in any corporation, partnership, limited liability company, trust, or other business association or Subsidiary other than minority ownership interests in the entity described in Section 3.2(e) of the Chi Disclosure Schedule.

      (f)  Financial Statements; Books and Records.

           (i) The Company has provided Superior with the following financial statements, correct and complete copies of which are set forth on Section 3.2(f) of the Chi Disclosure Schedule (collectively the "FINANCIAL STATEMENTS"): (A) audited balance sheet and related statements of income, changes in stockholders' equity and cash flows for the Company as of and for each of the fiscal years ended April 30, 1994, 1995 and 1996 (the "MOST RECENT FISCAL YEAR END"), and (B) the unaudited balance sheet as of April 30, 1997 (the "LATEST BALANCE SHEET") and related statement of income for the twelve months then ended. The Financial Statements are correct and complete, have been prepared in accordance with GAAP, consistently applied throughout the period indicated, subject in the case of interim financial statements to normal year-end adjustments and the absence of certain footnote information, and fairly present the financial condition and results of operations of the Company as of the times and for the periods referred to therein.

           (ii) The Company's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and fairly and accurately reflect all of the assets and Liabilities of the Company and all contracts and transactions to which the Company is or was a party or by which the Company or any of its business or assets is or was affected. The corporate minute books of the Company, copies of which have been made available to Superior, correctly reflect all resolutions adopted and all other material corporate actions taken at all meetings or through consents of the directors (including committees thereof) and the Stockholders of the Company. The stock transfer books and stock ledger of the Company are complete and correctly reflect all issuances and transfers of the capital stock of the Company.

      (g) Recent Events. Since the Most Recent Fiscal Year End, the Company has not experienced or suffered any Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on the Latest Balance Sheet and Section 3.2(g) of the Chi Disclosure Schedule, since the date of the Latest Balance Sheet, the Company has not:

           (i) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business;

           (ii) accelerated, terminated, modified, canceled or committed any breach of any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) either involving more than $10,000 or otherwise outside of the Ordinary Course of Business;

           (iii) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside of the Ordinary Course of Business;

           (iv) experienced any damage, destruction, or loss to its property in excess of $10,000 (whether or not covered by insurance);

           (v) created or suffered to exist any Security Interest upon any of its assets, tangible or intangible, outside the Ordinary Course of Business or securing any Liabilities in the aggregate in excess of $5,000;

           (vi) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock, or any securities convertible or exchangeable into any of its capital stock;

           (vii) declared, set aside, or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

           (viii) entered into any transaction, arrangement or contract with, or distributed or transferred any property or other assets to, any officer, director, Stockholder or other insider or Affiliate of the Company (other than salaries and employee benefits in the Ordinary Course of Business);

           (ix) made or committed to make any capital expenditures or entered into any other material transaction outside the Ordinary Course of Business or involving an expenditure in excess of $10,000;

           (x) amended or modified in any respect any Plan (beyond any amendments and modifications reflected in true and complete copies of such Plans delivered to Superior);

           (xi) entered into any employment agreement or collective bargaining agreement or granted any increase in excess of $5,000 in the salary of any officer or management employee of the Company (or increase in excess of $1,000 in the case of any non-management employee) or paid or committed to pay any bonus to any officer or employee;

           (xii) changed the manner in which the business has been conducted, including, without limitation, billing of clients or collection of accounts receivable, purchases of goods and services or payment of accounts payable;

           (xiii) changed the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates;

           (xiv) changed the relationships with any client, contractor or supplier which might reasonably be expected to result in a Material Adverse Effect; or

           (xv) committed (orally or in writing) to any of the foregoing.

      (h) Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability), except for (i) Liabilities set forth on the face of the Latest Balance Sheet, (ii) Liabilities, in an amount less than $25,000 payable to any single Person or any group of Affiliated Persons or which have arisen out of normal travel of employees, which have arisen after the date of the Latest Balance Sheet (the "LATEST BALANCE SHEET DATE") in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand) and (iii) Liabilities otherwise expressly disclosed in this Agreement or on the Chi Disclosure Schedule.

      (i)  Tax Matters.

           (i) The Company has filed all Tax Returns that it was required to file on or prior to the date hereof. All such Tax Returns were correct and complete in all material respects and accurately reflected all Liability for Taxes for the periods covered thereby. The Company's Liability for unpaid Taxes, whether to any governmental authority or to another Person such as under a tax sharing agreement, for all periods ending on or before the Effective Time do not exceed the amount of the Liability accruals for Taxes (excluding reserves for deferred Tax assets or deferred Tax Liabilities) on the Latest Balance Sheet. Neither the Company, nor any of the Stockholders have received notice of any claim made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax when due.

           (ii) The Company has withheld and paid when due all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

           (iii) Neither the Company nor any of the Stockholders has any Knowledge of any Basis on which any taxing authority could assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any taxing authority in writing or (B) as to which any of the Stockholders or the Company has Knowledge. The Company has previously provided to Superior correct copies of all Federal, state, local, and foreign Tax Returns filed with respect to the Company for all taxable periods for which the applicable statue of limitations has not closed. None of such Tax Returns have been audited, and none currently are the subject of audit, and there are no examination reports or statements of deficiencies assessed against or agreed to by the Company for such taxable periods.

           (iv) The Company has disclosed on its Federal income tax returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code. The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that would obligate it to make any material payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Sec. 897(c)(A)(ii) of the Code. The Company is not a party to any tax allocation or sharing agreement. The Company never has been a member of an Affiliated Group which filed federal income tax returns, other than a group of which the Company was the common parent. The Company has no Liability for Taxes owed by any Person (other than the Company), including without limitation, (A) as a transferee, assignee or other successor or (B) pursuant to a Tax sharing agreement or other contract.

           (v) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

      (j)  Title and Condition of Properties.

           (i) No Owned Real Property. The Company does not own any real property.

           (ii) Leased Real Property. The leases described in Section 3.2(j) of the Chi Disclosure Schedule (the "PROPERTY LEASES") cover all of the real estate leased, used or occupied by the Company. Each of the Property Leases is in full force and effect and the Company holds a valid and existing leasehold interest under each of such Property Leases. The Company has delivered to Superior complete and accurate copies of each of the Property Leases and none of such Property Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Superior. The Company is not in default, and no circumstances exist which would result in such default (including upon the giving of notice or the passage of time, or both), under any of such Property Leases, and no other party thereto has the right to terminate, accelerate performance under or otherwise modify any of such leases. To the Knowledge of the Company and the Stockholders, no lessor under any such lease is in default under any of such leases in its duties to the lessee. Except as described in Section 3.2(j) of the

      Chi Disclosure Schedule, the Company has not assigned, transferred, conveyed, subjected to a Security Interest, or otherwise encumbered any interest in any of the Property Leases.

           (iii) Title to Assets. The Company owns good and marketable title, free and clear of all Security Interests, to all of the personal property and assets reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date, except for (1) assets with an aggregate original purchase price of less than $10,000 in the aggregate which have been disposed of to non-affiliated third parties since the Most Recent Fiscal Year End in the Ordinary Course of Business, (2) Security Interests securing liabilities reflected on the Latest Balance Sheet and
      (3) Security Interests for current Taxes not yet due and payable.

           (iv) Condition and Sufficiency of Assets. The Company's computer hardware, equipment and other tangible personal property and assets are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the Ordinary Course of Business. The personal property and assets shown on the Latest Balance Sheet or acquired after the Most Recent Fiscal Year End, the lease rights under the Property Leases and leases of personal property and the Intellectual Property owned or used by the Company under valid license, collectively include all assets necessary to the conduct of the Company's business as presently conducted or currently proposed to be conducted. Other than as set forth on Section 3.2(j) of the Chi Disclosure Schedule none of the Stockholders, other employees or independent contractors of the Company or their respective Affiliates owns any rights in any assets, real or personal, which are used by the Company in its business.

      (k)  Intellectual Property.

           (i) Section 3.2 (k) of the Chi Disclosure Schedule contains a complete list and an accurate functional description by category and indication of status (completed or in process, registered or unregistered) of all items of Intellectual Property which are owned, licensed by, licensed to, used or held for use in or necessary for the conduct of the business of the Company as such business is currently conducted and presently contemplated to be conducted.

           (ii) Other than Intellectual Property covered by Licenses-In and as set forth on Section 3.2(k) of the Chi Disclosure Schedule, the rights of the Company in and to each item of the Intellectual Property are owned outright by the Company, free and clear of any Security Interests.
      Except to the extent provided in the Licenses-In, all of the Company's rights in and to such Intellectual Property are freely assignable in its own name, including the right to create derivatives, and the Company is under no obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for use of any of the Intellectual Property. None of the Intellectual Property is subject to any outstanding judgment, order, decree, stipulation, injunction or charge; no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of the Company or any of the Stockholders, threatened, which challenges the legality, validity, enforceability, use or ownership of any of the Intellectual Property; and, except pursuant to the Licenses-Out, the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to Intellectual Property.

           (iii) No breach or default (or event which with notice or lapse of time or both would result in a breach or default) by the Company exists or has occurred under any License-In or other agreement pursuant to which the Company uses any Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) or result in a forfeiture under, or constitute a material Basis for termination of, any such License-In or other agreement, except where such breaches, defaults, violations, conflicts or other events which would not, individually or in the aggregate, result in a Material Adverse Effect.

           (iv) The Company owns or has the right to use all the Intellectual Property necessary to provide, sell and license the services currently provided, sold and licensed by the Company, and to conduct the Company's business as presently conducted, and to satisfy and perform the existing contracts, commitments, arrangements and understandings with clients of the Company, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, including any right of the Company to use or sublicense any Intellectual Property owned by others.

           (v) No Intellectual Property owned by the Company, and no product or service practiced, offered, licensed, sold or under development by the Company, infringes any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer. Neither the Company nor any of the Stockholders has any Knowledge of any Basis for any charge or claim, threatened claim or any suit or action asserting any such infringement or conflict or asserting that the Company does not have the legal right to own, enforce, sell, license, sublicense, lease or otherwise use any such Intellectual Property, process, product or service.

           (vi) The Company has not sent or otherwise communicated to any other Person any notice, charge, claim or assertion of, and neither the Company nor any of the Stockholders has any Knowledge of, any present, impending or threatened infringement by any other Person of any Intellectual Property.

           (vii) The Company has not licensed to any person the right to use or disclose its trade secrets, know-how and other confidential Intellectual Property, and the Company is not aware of any other breaches or lapses in its protection of the Intellectual Property, except with respect to the exclusive license to use certain confidential information granted to Health Strategy Group, Inc., the result of which would be to compromise the rights of the Company to apply for or enforce appropriate legal protection of such Intellectual Property.

           (viii) To the Knowledge of the Company and the Stockholders, no former employees or independent contractors of the Company have any claims or rights to any of the Intellectual Property necessary for the lawful conduct of the Company's business as now conducted. To the Knowledge of the Company and the Stockholders, no employee of the Company is a party to or otherwise bound by any agreement with or obligated to any other Person (including, any former employer) which in any respect conflicts with any obligation, commitment or job responsibility of such employee to the Company under any agreement to which currently he or she is a party or otherwise.

           (ix) Section 3.2(k) of the Chi Disclosure Schedule identifies each Person to whom the Company has sold, licensed, leased or otherwise transferred or granted any interest or rights to any Intellectual Property, and the date of each such sale, license, lease or other transfer or grant other than consulting services provided in the Ordinary Course of Business.

      (l) Contracts. Section 3.2(l) of the Chi Disclosure Schedule lists each of the twenty (20) largest current customers of the Company (based on gross revenue from January 1, 1996 through March 31, 1997) and each of the following contracts, agreements, and other written arrangements to which the Company is a party:

           (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties with annual payments exceeding $10,000 or with a term exceeding one year;

           (ii) any written arrangement concerning a partnership or joint venture;

           (iii) any written arrangement (or group of related written arrangements) under which the Company has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) Indebtedness in excess of $25,000 or (B) imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

           (iv) all client service contracts and engagements under which the Company's work is not yet complete or was completed within the past two years, or under which the Company otherwise has on-going client service obligations;

           (v) any written arrangement concerning confidentiality or any written arrangement concerning non-competition;

           (vi) any written arrangement not disclosed in the Chi Disclosure Schedule pursuant to any other provision in this Section 3.2 under which the consequences of a default or termination could have a Material Adverse Effect on the Company;

           (vii) any contract with any labor union or contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis, and any contract for the engagement of any consultants or independent contractors;

           (viii) any guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection in the Ordinary Course of Business, or any agreement or commitment with respect to the lending or investing of funds to or in other Persons;

           (ix) any contract or group of related contracts with the same party (or group of related parties) for or relating to the purchase or sale of products or services, either (A) which is not terminable by the Company on sixty (60) days or less notice or (B) under which the undelivered balance of products and services has a selling price in excess of $25,000;

           (x) any other contract or group of related contracts with the same party either (A) requiring payments after the date hereof to or by the Company of more than $25,000 or (B) not terminable by the Company on sixty (60) days or less notice;

           (xi) any agreement with any employee, the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated by this Agreement involving the Company;

           (xii) any agreement or plan the benefits of which will be increased or accelerated by the occurrence of the transactions contemplated by this Agreement; and

           (xiii) any other written arrangement or group of related written arrangements not entered into in the Ordinary Course of Business or the breach, default or termination of which would have Material Adverse Effect.

The Company has delivered or otherwise made available to Superior a correct and complete copy of each written arrangement (including all amendments thereto) listed in Section 3.2(l) of the Chi Disclosure Schedule. With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately after the Effective Time; (C) neither the Company (nor, to the Knowledge of the Company and the Stockholders, any other party) is in material breach or default (including, with respect to any express or implied warranty), and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification, or acceleration, under the written arrangement, except for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived; and (D) no party has repudiated any provision of any such written arrangement. The Company is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in the Chi Disclosure Schedule under the terms of this Section 3.2(l). Correct and complete copies of the general forms of client engagement and services used by the Company have been delivered to Superior. Except for those Contracts set forth on Section 3.2(l) of the Chi Disclosure Schedule (the "FIXED RATE ENGAGEMENTS"), the Company is not a party to any fixed fee or capped price contracts or engagement arrangements, nor does the Company have any outstanding offers, bids or proposals to perform any services on a fixed fee or capped basis. Section 3.2(l) of the Company Disclosure Schedule identifies each Fixed Rate Engagement and the amount of fees uncollected with respect thereto. In the aggregate, the number of hours to complete and remaining to complete the work under such Fixed Rate Engagements is not out of balance with the aggregate rate charged in such Fixed Rate Engagements.
Section 3.2(1) of the Chi Disclosure Schedule also sets forth the full amount, to the Knowledge of any of the Stockholders and the Company, of client payments to the Company through the date hereof with respect to services not yet performed by the Company ("PRE-COLLECTED REVENUE").

     (m) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, such receivables are valid receivables subject to no set-offs or counterclaims, are current and collectible in the aggregate amount shown, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Balance Sheet, as adjusted for operations and transactions through the Effective Date in accordance with the past custom and practice of the Company. Since the Most Recent Fiscal Year End, there has not been a material change in the aggregate amount of the accounts receivable of the Company or the aging thereof.

     (n) Powers of Attorney; Bank Accounts. There are no outstanding powers of attorney executed by or on behalf of the Company. Section 3.2(n) of the Chi Disclosure Schedule lists each bank account and credit arrangement maintained by the Company (together with relevant account information, authorized signatures and account users).

     (o) Litigation. Section 3.2(o) of the Chi Disclosure Schedule sets forth each instance in which the Company (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (ii) is a party to or, to the Knowledge of any of the Stockholders or the Company, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 3.2(o) of the Chi Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect. None of the Stockholders or the Company has any reason to believe that there exists a Basis on which any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

      (p)  Employees; Employment Matters.

           (i) Except as set forth in Section 3.2(p) of the Chi Disclosure Schedule, to the Knowledge of the Stockholders and the Company, no key employee or group of employees has any plans to terminate their employment with the Company generally or as a result of the transactions contemplated hereby or otherwise. The Company is not a party to or bound by any collective bargaining agreement, and the Company has not experienced any strikes, grievances, other collective bargaining disputes or, to the Knowledge of any of the Stockholders or the Company, claims of unfair labor practices. Neither the Company nor any of the Stockholders has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

           (ii) Section 3.2(p) of the Chi Disclosure Schedule contains a true, correct and complete list setting forth the names and current salaries or rates of compensation of all employees of the Company and independent contractors who render services to the Company on more than a single occasion. Except as disclosed on Section 3.2(p) of the Chi Disclosure Schedule, the Company has no unsatisfied Liability to any previously terminated employee or independent contractor. The Company has disclosed all written (and summarized all oral) employee handbooks, policies, programs and arrangements to Superior.

           (iii) All Persons employed by the Company are employees at will or otherwise employed such that the Company may lawfully terminate their employment at any time, with or without cause, and, subject to delivery of notice as required under the Company's employment procedures, without creating any severance payment, any termination pay obligation, any obligation under any Plan which is unfunded or underfunded, or any material cause of action against the Company or otherwise giving rise to any material Liability of the Company for wrongful discharge, breach of contract or tort.

           (iv) The Company has materially complied with all applicable laws relating to labor, including, without limitation, any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, and the Company is not liable for any arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, the Company has not incurred a violation of Part 6 of Subtitle B of Title I of ERISA ("COBRA") or other applicable state insurance continuation law. No material COBRA or other state insurance continuation law violation exists or will exist with respect to any employees of the Company prior to and including the Effective Time, nor will any such violation occur as a result of the transactions contemplated hereby. As of the Effective Time, the Company will not be, nor has the Company ever been, an enterprise subject to the Workers Adjustment Retraining and Notification Act ("WARN") and the Company will not incur, nor will the Company ever have incurred, material Liabilities, penalties or other charges under WARN.

           (v) Each Person whom the Company currently retains as a consultant or previously retained as a consultant qualifies, or at all times while performing services for the Company qualified, as an independent contractor and not as an employee of the Company, under the Code and all applicable state laws. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause the Company to be in breach of any agreement with any employee, contractor or consultant or cause the Company to be liable to pay any severance or other amount to any employee, contractor or consultant of the Company.

      (q)  Employee Benefit Plans.

           (i) All Plans are listed and briefly described in Section 3.2(q) of the Chi Disclosure Schedule. Each Plan is in compliance with its terms and with ERISA and other applicable laws (including, without limitation, compliance with the health care continuation requirements of COBRA and any proposed regulations promulgated thereunder), and all agreements and instruments applicable to any Plan. Section 3.2(q) of the Chi Disclosure Schedule sets forth each former employee of the Company entitled to COBRA benefits and the remaining period of such benefits. The Company and each applicable ERISA Affiliate of the Company have received favorable determination letters as to the qualification under the Code of each pension plan, as defined in Section 3(2) of ERISA ("PENSION PLAN"), and there have been no amendments or other developments since the date of such determination letters which would cause the loss of such qualified status. No material violation of ERISA has at any time occurred in connection with the administration of any of the Plans, and there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or threatened against the Plans, or any administrator or fiduciary thereof, which could result in any Material Adverse Effect.

           (ii) With respect to all present Plans, the Company and all ERISA Affiliates of the Company have heretofore delivered to Superior true and complete copies of each of the following (including descriptions of vacation, severance pay, sickness, and separation policies):

                 (A) the Plan documents (and any applicable trust agreement or insurance contract);

                 (B) the most recent Internal Revenue Service determination letter request relating to each of the Pension Plans, if any;

                 (C) the summary plan description (as currently in effect) and any summary of material modification for each of the Plans, if any;

                 (D) the most recent Annual Report (Form 5500 Series), and
            accompanying schedules, filed for each of the Plans, if any, and the most recent summary annual report furnished for each of the Plans;

                 (E) the most recent actuarial valuations, if applicable, and latest financial statements for each of the Plans; and

                 (F) all documents filed with the Internal Revenue Service,
            Department of Labor or Pension Benefit Guaranty Corporation since January 1, 1991, if any.

There is and has been no material violation of ERISA known to the Company or any ERISA Affiliate of the Company with respect to the filing of applicable reports, documents, and notices regarding such past or present Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of such Plans.

            (iii) Each Plan is maintained by the Company or any ERISA Affiliate of the Company under a plan document which does not provide for other participating employers except for the Company or any ERISA Affiliate of the Company and no Plan provides or has provided credit with respect to service other than with the Company or any ERISA Affiliate of the Company.

            (iv) Neither the Company nor any ERISA Affiliate of the Company nor any of their employees, Stockholders, or directors have engaged in any transaction in connection with which any of them would be subject either to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed by Section 4975 of the Code. The execution and performance of this Agreement will not involve any prohibited transaction within the meaning of Section 406 of ERISA.

            (v) None of the assets of any of the Plans is or has been invested in any property constituting employer real property or any employer security within the meaning of Section 407(d) of ERISA.

            (vi) No Pension Plan or trust created under any such Pension Plan has, since September 2, 1974, been terminated in whole or in part. Additionally, there is no reasonable Basis for the Company or any ERISA Affiliate of the Company to anticipate material Liability to the Pension Benefit Guaranty Corporation with respect to a Pension Plan and there has been no reportable event (within the meaning of Section 4043(c) of ERISA), or any event requiring disclosure under Section 4063(a) or 4041(c) of ERISA with respect to such a Pension Plan since September 2, 1974. There has been no event or condition which presents a material risk of termination of any Pension Plan by the Pension Benefit Guaranty Corporation, and no circumstances exist that constitute grounds under
      Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation to institute any such proceeding.

           (vii) Full payment as of the Effective Time will have been made of all amounts which the Company and any ERISA Affiliate of the Company are required, under the terms of all Plans, to have paid as contributions to such Plans as of the last day of the most recent fiscal year prior to the Effective Time. Further, no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan, nor has there been any lien imposed under Section 412(n) of the Code.

           (viii) The execution and performance of this Agreement will not constitute a stated triggering event under any Plan or employment agreement that will result in any payment (whether of severance pay or otherwise) becoming due to any employee of the Company or ERISA Affiliate of the Company.

           (ix) Neither the Company nor any ERISA Affiliate of the Company provides, nor have they at any time provided, coverage under any welfare plan (as defined in Section 3(l) of ERISA) (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of their retirees, other than any continuation or conversion coverage which any such retiree may have purchased at his own expense.

           (x) The financial statements of each Pension Plan as of the end of the most recent plan year, and the list of the investments of such Pension Plan as of the most recent plan year end, accurately reflect the financial conditions of the Pension Plans, and there have been no material changes in such investments between such date and the Effective Time.

           (xi) Neither the Company nor any ERISA Affiliate of the Company currently contributes, or at any time in the past has contributed, to a multiemployer plan, as defined in Section 3(37) of ERISA, or a defined benefit plan (as defined in Section 3 (35) of ERISA).

      (r) Licenses, Permits and Approvals. Section 3.2(r) of the Chi Disclosure Schedule lists all governmental and regulatory licenses, permits and approvals necessary to the conduct of the Company's business. All such licenses, permits and approvals are in full force and effect. There are no violations by the Company of, or any claims or proceedings, pending or, to the Knowledge of any of the Stockholders or the Company, threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals.

      (s) Unlawful Payments. No payments of either cash or other consideration have been made to any Person by the Company or any Stockholder or, to the Knowledge of any of the Stockholders or the Company, on behalf of the Company by any agent, employee, officer, director, Stockholder or other Person, that were unlawful under the laws of the United States or any state or any other foreign or municipal government authority having appropriate jurisdiction over the Company.

     (t) Compliance with Laws. The Company and its facilities are in compliance with and have not in the past violated any applicable law, rule or regulation of any Federal, state, local or foreign government or agency thereof, including without limitation, environmental laws and laws relating to labor and employment, and no notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by the Company or filed, commenced or, to the Knowledge of the Company or any of the Stockholders threatened against the Company alleging any such violation.

     (u) Suppliers and Clients. Section 3.2(u) of the Chi Disclosure Schedule lists all of the existing clients of the Company as of the Closing Date and all clients with whom the Company has had engagements during the last three (3) years. Since the Latest Balance Sheet Date, no material licensor, vendor, supplier or licensee, or any client of the Company accounting for more than 1% of the Company's revenues in fiscal 1996, has canceled or otherwise adversely modified its relationship with the Company and, to the Knowledge of the Company or any of the Stockholders, no such Person has any intention to do so, and, to the Knowledge of the Company or any of the Stockholders, except as set forth on
Section 3.2(u) of the Chi Disclosure Schedule, there are no disputes or problems or notices of dissatisfaction with or from any client of the Company, and the consummation of the transactions contemplated hereby shall not adversely affect any relationships with such clients.

     (v)   Insurance.

           (i) Section 3.2(v) of the Chi Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is or within the past three (3) years has been a party, a named insured, or otherwise the beneficiary of coverage at any time: (A) the name, address, and telephone number of the agent; (B) the name of the nsurer, the name of the policyholder, and the name of each covered insured; (C) the policy number and the period of coverage; and (D) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

           (ii) With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the Knowledge of the Company or the Principal Stockholders, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof.

     (w) Warranty. All services rendered by the Company have been in material conformity with all applicable contractual commitments and all applicable express and implied warranties, and the Company has no Liability (and neither the Company nor any of the Stockholders has any Knowledge of any Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) for damages in connection therewith, subject only to the reserve for customer claims set forth on the face of the Latest Balance Sheet as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company. No services provided by the Company are subject to any guaranty, warranty, or other indemnity beyond the Company's applicable standard terms and conditions of engagement and such other indemnities and warranties disclosed on
Section 3.2(w) of the Chi Disclosure Schedule.

     (x) Transaction-Related Tax and Accounting Matters. Neither the Company nor any Stockholder has taken or agreed to take any action, nor does the Company nor any Principal Stockholder have any Knowledge of any fact or circumstance, that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Code, or (ii) prevent the transactions contemplated hereby, including the Merger, from being accounted for as a pooling of interests in accordance with GAAP. Each of the Stockholders represents severally that such Stockholder has no present plan or intention to sell, exchange or otherwise dispose of a number of shares of Superior Common to be received in the Merger that would reduce the Stockholders' collective ownership of Superior Common to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the shares of Company Common outstanding as of the Effective Time. In addition, each of the Stockholders who are, as of the date hereof, "Affiliates" of the Company, as defined in Rule 145 under the Securities Act, represent that they have no intention or binding commitment to sell any shares of the Superior Common to be received in the Merger prior to the Lock-Up Period (as defined in Section 5.2(d)).

     (y) Brokers' Fees. Except as provided in Section 5.8(j), neither the Company nor any of the Stockholders has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Superior or Acquisition could become liable or otherwise obligated.

     (z) Potential Conflicts of Interest. No officer, director or Stockholder of the Company: (i) owns, directly or indirectly, any interest in (excepting not more than 2% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Company, except as disclosed in Section 3.2(z) of the Chi Disclosure Schedule; (ii) owns, directly or indirectly, in whole or in part, any interest in Intellectual Property which the Company is using or the use of which is necessary for the business of the Company; (iii) has any loan outstanding to or any cause of action or other claim whatsoever against the

Company, except for claims in the Ordinary Course of Business, such as for accrued salary, bonus, vacation pay and benefits under Benefit Plans and similar matters and agreements existing on the date hereof; (iv) has made, on behalf of the Company, any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer or director of the Company, or, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies).

     (aa) Disclosure. Neither this Agreement nor the Chi Disclosure Schedule contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed to Superior which results in, or could reasonably be anticipated to result in, a Material Adverse Effect.

     3.3. Representations and Warranties of Acquisition and Superior. Acquisition and Superior hereby jointly and severally represent and warrant to the Company and to each of the Stockholders that the statements contained in this Section are correct and complete as of the date of this Agreement and Superior and Acquisition hereby jointly and severally covenant that said statements will be correct and complete as of the Effective Time (as though then made and as though the Effective Time were substituted for the date of this Agreement throughout this Section 3.3).

     (a) Organization. Superior is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Authorization of Transaction. Each of Acquisition and Superior has all requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. Without limiting the generality of the prior sentence, the Board of Directors of Superior and the Board of Directors and sole stockholder of Acquisition have duly authorized the execution, delivery and performance of this Agreement by Superior and Acquisition, respectively, and the consummation of the Merger by Acquisition. This Agreement constitutes the valid and legally binding obligation of each of Superior and Acquisition, enforceable against each of them, respectively, in accordance with its terms.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will
(i) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine, (ii) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Superior or Acquisition is subject or any provision of the respective Certificates of Incorporation, as applicable, and By-Laws of Superior and Acquisition, or (iii) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Superior or Acquisition is a party or by which either of them is bound or to which any of their respective assets are subject, except where such violations, conflicts, breaches, defaults or other events would not, individually or in the aggregate, result in a material adverse effect or impact upon the assets, business, financial condition or results of operations of Superior and its Subsidiaries, taken as a whole (a "SUPERIOR ADVERSE EFFECT") or prevent or materially delay the consummation of the transactions contemplated hereby. Neither Superior nor Acquisition is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the transactions contemplated by this Agreement and in order that the Merger and such transactions shall not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of Superior's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit, except for the filing of the Certificate of Merger with the Delaware Secretary.

     (d) Superior Common. Superior has taken all actions necessary to authorize and approve the issuance of the Superior Common, and as of the Effective Time the Superior Common will, when issued in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable. There are no statutory or contractual Stockholders' preemptive rights or rights of refusal with respect to the issuance of the Superior Common upon consummation of the Merger.

     (e) Brokers' Fees. Neither Superior or Acquisition has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Stockholders is or could become liable or obligated.

     (f) Commission Filings. Superior has filed and made available to the Company and the Stockholders all forms, reports and documents required to be filed by Superior with the Commission under the Exchange Act and the Securities Act during the one year period ending on the date hereof (collectively, the "SUPERIOR SEC REPORTS"). The Superior SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Superior SEC Reports or necessary in order to make the statements in such Superior SEC Reports, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Superior included in the Superior SEC Reports (the "SUPERIOR FINANCIAL STATEMENTS") complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and were, when filed, in accordance with the books and records of Superior, complete and accurate in all material respects, and presented fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Superior and its Subsidiaries as of the dates and for the periods indicated, in accordance with generally accepted accounting principles, consistently applied, subject in the case of interim financial statements to normal year-end adjustments and the absence of certain footnote information.

      (g)  Capital Structure.

           (i) The authorized capital stock of Superior consists of 30,000,000 shares of Superior Common and 7,000,000 shares of preferred stock, par value $0.01 per share ("SUPERIOR PREFERRED STOCK"). As of June 30, 1997, 7,634,325 shares of Superior Common and no shares of Superior Preferred Stock were issued and outstanding, and 450,522 shares of Superior Common were reserved for issuance under outstanding options. All outstanding shares of Superior's outstanding capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

           (ii) Except for Superior's Rights Plan and for options granted in the normal course pursuant to Superior's stock option plans and employee stock purchase plan, as described in Superior SEC Reports, and except as contemplated herein, there are no options, warrants, calls, rights, commitments or agreements of any character to which Superior or any Subsidiary of Superior is a party or by which any of them is bound obligating Superior or any Subsidiary of Superior or any securities or rights convertible into or exchangeable for any such capital stock.

      (h) No Material Adverse Changes. Since the date of the most recent Superior SEC Report, no event has occurred which has had a Superior Adverse Effect and no action, suit, claim or proceeding has been filed, or threatened in writing, which if adversely determined, would result in a Superior Adverse Effect.

      (i) Transaction-Related Tax and Accounting Matters. Neither Superior nor Acquisition has taken or agreed to take any action, nor does Superior or Acquisition have any Knowledge of any fact or circumstance, that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) prevent the transactions contemplated hereby, including the Merger, from being accounted for as a pooling of interests in accordance with GAAP.

                                 4. CONDITIONS

      4.1. Conditions to Obligation of Superior and Acquisition. The obligations of Superior and Acquisition to effect the Merger are also subject to satisfaction at or prior to the Effective Time of the following conditions:

     (a) The representations and warranties set forth in Sections 3.1 and 3.2 shall be true and correct in all material respects at and as of the Effective Time;

     (b) Each of the Company and the Stockholders shall have performed and complied with all of their respective covenants hereunder through the Effective Time;

     (c) The Company shall have delivered to Superior and Acquisition a certificate signed by an officer of the Company to the effect that each of the conditions set forth in Section 4.1(a), (b) and (d) are satisfied in all respects;

     (d) There shall not have been, since the Most Recent Fiscal Year End, any change in or effect on the Company's assets, financial condition, operating results, customer or employee relations or business prospects which results or may reasonably be expected to result, in a Material Adverse Effect;

     (e) The Company shall have delivered to Superior (i) a copy of the text of the director and Stockholder resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the Merger were taken, certified by the Company's Secretary, (ii) an incumbency certificate signed by an officer of the Company certifying the signature and office of each officer of the Company executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto, (iii) a copy of the Company's Certificate of Incorporation, as amended to date, certified by the Delaware Secretary, and (iv) good standing certificates for the Company, issued as of a recent date, by the Secretaries of State of Delaware and each other jurisdiction in which the Company is required to be qualified to do business;

     (f) Each of the key Company employees identified by Superior shall have entered an Employment Agreement with the Company and Superior Consultant Company, Inc., a Michigan corporation and wholly-owned subsidiary of Superior ("SUPERIOR CONSULTANT") in form and substance acceptable to Superior (the "EMPLOYMENT AGREEMENTS"), and as of the Effective Time each of the Employment Agreements shall be in full force and effect;

     (g) Superior and Acquisition shall have received from Hooper, Hathaway, Price, Beuche & Wallace, counsel to the Company and the Stockholders, an opinion with respect to the matters set forth in Exhibit B attached hereto, addressed to Superior and Acquisition and dated as of the Effective Time;

     (h) The Company shall not have received any demands for appraisal with respect to the Merger under Section 262 of the DGCL from any Stockholders holding in the aggregate 10% of more of the Company Shares Deemed Outstanding;

     (i) Superior shall have received an opinion or other advice, in form and substance reasonably satisfactory to Superior, from its accounting professionals, that the Merger may be accounted for as a "pooling of interests," in accordance with generally accepted accounting principles and all rules, regulations and policies of the SEC;

     (j) The Company shall have delivered to Superior and Acquisition certificates, in form and substance reasonably satisfactory to Superior, signed by the Secretary of the Company, dated as of the Effective Time, identifying the following documents to be delivered therewith: (i) the minute books of the Company which, to the Knowledge of the Secretary of the Company, shall contain minutes of all meetings (or consents to action in lieu thereof) of the directors and Stockholders of the Company from their inception to the date thereof; (ii) the corporate seal of the Company; (iii) certified copies of the By-laws of the Company as in effect on the date thereof; (iv) all stock certificate books and stock ledger of the Company; and (v) such other documents or instruments as Superior or Acquisition may reasonably request in writing not less than two days prior to the Effective Date to carry out the intents and purposes of this Agreement, and such minute books, stock certificate books and other documents shall be complete, accurate and sufficient, to the reasonable satisfaction of Superior and its counsel;

     (k) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any Federal, state, local or foreign jurisdiction, to which any of the Parties is a party which would prevent or inhibit the consummation of the transaction contemplated hereby or seek to impose any Liability on any Party as a result of the consummation of the Merger, and all necessary regulatory approvals shall have been obtained;

     (l) Superior shall be satisfied with the results of its due diligence review and investigation of the Company and its business, including, without limitation, the Company's clients and client engagements and rights and interests in and to all Intellectual Property necessary for the operation of Chi's business as presently conducted or presently contemplated to be conducted;

     (m) The Company shall have procured all of the consents, if any, identified in Section 3.2(c) of the Chi Disclosure Schedule;

     (n) The Existing Company Documents shall have terminated by a written instrument satisfactory in form and substance to Superior and its counsel;

     (o) The Boards of Directors of Superior and Acquisition shall have approved this Agreement and authorized the Merger;

     (p) The Company shall cause each insurance policy set forth in Section 3.2(v) of the Company Disclosure Schedule and each Plan set forth on the Company Disclosure Schedule to be terminated as of the Closing Date (except that the Company's 401k Plan shall be terminated as of the day immediately prior to the Closing Date and participation in such Plans frozen as of such date);

     (q) The Company shall have terminated the employment of all of its existing employees;

     (r) The Company shall have entered into a settlement agreement, in form and substance acceptable to Superior, settling all claims against and asserted by Alan Zuckerman, Joseph Spallina, Craig E. Holm, Hugo Finarelli and Health Strategy Group, Inc.;

     (s) All actions and proceedings hereunder and all documents and other papers required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved by Sachnoff & Weaver, Ltd., counsel to Superior, as to their form and substance.

Superior, on behalf of itself and Acquisition, may waive any condition, in whole or in part, specified in this Section 4.1 if it executes a writing so stating at or prior to the Effective Time.

     4.2. Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to effect the Merger are subject to satisfaction at or prior to the Effective Time of the following conditions:

     (a) The representations and warranties set forth in Section 3.3 shall be true and correct at and as of the Effective Time;

     (b) Acquisition and Superior shall have performed and complied with all of their respective covenants hereunder through the Effective Time;

     (c) Acquisition and Superior shall have delivered to the Company and the Stockholders a certificate signed by an officer of Acquisition and Superior to the effect that each of the conditions specified above in Sections 4.2(a) and
(b) are satisfied in all respects;

     (d) Acquisition shall have delivered to the Company and the Stockholders
(i) a copy of the text of the director and stockholder resolutions by which the corporate action on the part of Acquisition necessary to approve this Agreement and the Merger were taken, certified by Acquisition's corporate secretary, and
(ii) an incumbency certificate signed by an officer of Acquisition certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

     (e) Superior shall have delivered to the Company and the Stockholders (i) a copy of the text of the director resolutions by which the corporate action on the part of Superior necessary to approve this Agreement and the Merger were taken, certified by Superior's corporate secretary, (ii) an incumbency certificate signed by an officer of Superior certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto; and (iii) certificates representing shares of Superior Common and payment for fractional interests to be delivered in accordance with Section 2.8;

     (f) The Company and the Stockholders shall have received an opinion from Sachnoff & Weaver, Ltd., with respect to the matters set forth in Exhibit C attached hereto, addressed to the Company and the Stockholders and dated as of the Effective Time;

     (g) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any Federal, state, local or foreign jurisdiction, to which any of the Parties is a party which would prevent or inhibit the consummation of the transaction contemplated hereby or seek to impose any liability on any Party as a result of the consummation of the Merger, and all necessary regulatory approvals shall have been obtained;

     (h) Each Company Option shall have been converted into a Substituted Option in accordance with Section 5.1(a), and each outstanding Company Equity Right shall be converted as provided in Section 5.1(b) ; and

     (i) All actions and proceedings hereunder and all documents and other papers required to be delivered by Acquisition and Superior hereunder or in connection with consummation of the transactions contemplated hereby and all other related matters shall have been approved by Hooper, Hathaway, Price, Beuche & Wallace, counsel to the Company, as to their form or substance.

Each of the Company and the Stockholders may waive, in whole or in part, any condition specified in this Section 4.2 if it executes a writing so stating at or prior to the Effective Time.

                            5. ADDITIONAL AGREEMENTS

     5.1. Company Options.

          (a) Option Substitution. At the Effective Time, each Company Option identified on Schedule 5.1 attached hereto shall be canceled and substituted with an option to acquire Superior Common (each, a "SUPERIOR OPTION") in accordance with the following provisions. Each Superior Option shall contain substantially the same terms and conditions, including vesting schedules, that were provided as of the Effective Time under the Company Option for which the Superior Option was substituted (the "SUBSTITUTED OPTION"), provided that the provisions relating to mandatory repurchase by the Company in the event of termination of employment shall be eliminated and, to the extent required to enable the merger to be accounted for as a pooling of interests, the exercisability of the Superior Option may be suspended until the end of the Lock-up Period. With respect to each Superior Option granted hereunder: (i) the number of shares of Superior Common obtainable under such Superior Option will be determined by multiplying the number of shares of Company Common obtainable under the related Substituted Option by the Exchange Ratio, and rounding down to the nearest whole number and (ii) the exercise price under such Superior Option will be determined by dividing the exercise price per share in effect immediately prior to the Effective Time under the Substituted Option by the Exchange Ratio, and rounding the exercise price thus determined to the nearest whole cent. After the Effective Time, Superior shall issue to each holder of a Substituted Option a document evidencing the foregoing cancellation and substitution by Superior with a Superior Option.

          (b) Company Equity Rights. At the Effective Time, each Company Equity Right identified on Schedule 5.1 attached hereto shall be canceled and extinguished and converted into and becomes a right to receive a number of shares of Superior Common determined pursuant to the relevant Deferred Compensation Agreements, rounding down to the nearest whole number.

     5.2. Post-Merger Covenants. The Parties agree as follows with respect to the period following the Effective Time.

          (a) General. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification with respect to such matter under Section 5.5).

          (b) Financial Statements. The Stockholders will cooperate and provide all assistance reasonably requested by Superior's independent accountants and the Company's independent accountants (including without limitation, executing any and all customary management representation letters with respect to the Company's financial statements) in connection with the preparation and delivery to Superior, on or prior to 45 days after the Effective Time, of audited financial statements and for the Company as of and for each of the fiscal years ended April 30, 1995, 1996 and 1997.

          (c) Transition. For a period of not less than three years following the Effective Time, except upon the request or direction of Superior or its Affiliates, none of the Stockholders will take any action that primarily is designed or intended to have the effect of discouraging any client, supplier, or other business partner or affiliate of the Company from maintaining the same business relationships with the Surviving Company after the Effective Time as it maintained with the Company prior to the Effective Time; provided, however, that nothing in this Section 5.2(c) shall be deemed or interpreted to restrict any right of Radius or its Affiliates to modify or terminate any agreement between itself and Superior. From and after the Effective Time, for a period of not less than three years following the Effective Time, each of the Stockholders will refer all inquiries by current or former clients (as of the Effective Time) of the Company relating to the Company's business to Superior or its Affiliates, including the Surviving Company. The provisions of this
Section 5.2(c) shall not apply to those Stockholders listed in Schedule 5.4.

          (d) Confidentiality. Each of the Stockholders will treat and hold as confidential all of the Confidential Information of the Company, refrain from using any of such Confidential Information (except, as applicable, in direct furtherance of such Stockholder's duties on behalf of the Surviving Corporation as directed by the Surviving Corporation or Superior) and shall deliver promptly to the Surviving Corporation or destroy, at the request and option of the Surviving Corporation, all tangible embodiments (and all copies) of such Confidential Information which are in such Stockholder's possession. In the event that any of the Stockholders is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of the Company, such Stockholder will notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information of the Company to any tribunal or else stand liable for contempt or other penalty, such Stockholder may disclose such Confidential Information to the tribunal; provided, however, that the disclosing Stockholder shall, upon the request of Superior or the Surviving Corporation and at the expense of Superior or the Surviving Corporation, exert all reasonable efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company or Superior shall reasonably designate.

      (e)  Transfer of Superior Common.

           (i) The Stockholders hereby acknowledge and agree that the Superior Common may not be transferred except pursuant to (a) a registered offering under the Securities Act (in which case all transfers shall be made in accordance with all applicable provisions of the Registration Agreement), (b) Rule 144 promulgated pursuant to the Securities Act (or any similar rule or rules then in force) if available, or (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

           (ii) In connection with the transfer of any Superior Common (other than a transfer pursuant to a registered public offering), the holder thereof shall deliver written notice to Superior describing in reasonable detail the transfer or proposed transfer, together with an opinion of securities counsel (with such opinion and such counsel being satisfactory to Superior) to the effect that such transfer of Superior Common may be effected without registration of such Superior Common under the Securities Act or any applicable state securities law. In addition, if the holder of Superior Common delivers to Superior such an opinion that concludes that no subsequent transfer of such Superior Common will require registration under the Securities Act or any applicable state securities law, Superior shall promptly upon such contemplated transfer deliver new certificates for such Superior Common which do not bear the restrictive legend set forth in this Section 5.2(e). If Superior is not required to deliver new certificates for such Superior Common not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to Superior in writing its agreement to be bound by the conditions contained in this Section . In addition, at any time following the second anniversary of the Closing Date, if a holder of Superior Common who is not an

      Affiliate of Superior delivers a written request to remove the legend set forth in this Section 5.2(e) together with an opinion of securities counsel (which opinion and such counsel being reasonably satisfactory to Superior) to the effect that such transfer of Superior Common may be effected without registration of such Superior Common under the Securities Act or any applicable state securities law, Superior shall remove such restrictive legend.

           (iii) Each of the Stockholders hereby agrees that such Stockholder will not (A) take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or prevent the Merger and transactions contemplated hereby from being accounted for as a pooling of interests under generally accepted accounting principles, (B) sell, sell options or other rights against, lend, or otherwise transfer or dispose of any shares of Superior Common obtained hereunder in violation of Rule 145 under the Securities Act or
      (C) sell, sell options or other rights against, lend, or otherwise transfer or dispose of any shares of Superior Common obtained hereunder until the such shares first become eligible for sale pursuant to Rule 144 promulgated pursuant to the Securities Act. Without limiting the generality of the foregoing, each of the Stockholders who is an Affiliate of the Company agrees that such Stockholder will not sell, transfer or otherwise dispose of any Superior Common issued to such Stockholder in the Merger until Superior has published financial results including at least thirty (30) days of combined operations with the Surviving Corporation (the period of prohibition being referred to as the "LOCK-UP PERIOD").

      5.3. Waiver and Release. Each Stockholder, on behalf of himself and his heirs, executors, administrators, successors and assigns (with respect to each Stockholder, the "RELEASING PARTIES"), irrevocably and unconditionally waives and releases any and all rights with respect to, and releases, forever acquits and discharges each and all of the Company, the Company's Stockholders, directors, officers, employees, agents and other representatives, and their respective heirs, executors, administrators, successors and assigns ("RELEASED PARTIES") with respect to, each and all claims, demands, charges, complaints, obligations, causes of action, suits, liabilities, indebtedness, sums of money, covenants, agreements, instruments, contracts (written or oral, express or implied), controversies, promises, fees, expenses (including attorneys' fees, costs and expenses), damages and judgments, at law or in equity, in contract or tort, in federal, state or other judicial, administrative, arbitration or other proceedings, of any nature whatsoever, known or unknown, suspected or unsuspected, previously, now or hereafter arising, in each case which arise out of, are based upon or are connected with facts or events occurring or in existence on or prior to the date of the Closing ("RELEASED CLAIMS"). Each Stockholder further represents and warrants that he has not assigned or otherwise transferred any right or interest in or to any of the Released Claims. This Section 5.3 shall not apply to any of the following: (i) claims for salaries and benefits accrued in the Ordinary Course of Business through the Effective Time under the express terms of the Company's written benefit plans, (ii) claims against either Superior or Superior Consultant for indemnification pursuant to Section 5.5(d) herein, to the extent applicable or (iii) claims against either Superior or Superior Consultant under any existing consulting agreement with such Shareholder.

     5.4. NonCompetition.

          (a) In consideration of benefits to be received by the Stockholders in connection with the Merger, each Stockholder is prohibited, for a period of two years following the Effective Time, or such longer period as may be specified in any employment agreement between such Stockholder and the Surviving Corporation or Superior Consultant (the "Restricted Period"), from recruiting on his own behalf or on behalf of any third party any employees of the Surviving Corporation or Superior Consultant, either directly or indirectly, specifically including, without limitation, identification of Surviving Corporation or Superior Consultant personnel to any third parties, or assisting in the recruitment or solicitation of employees of the Surviving Corporation or Superior Consultant or any of their subsidiaries or affiliates

          (b) In consideration of benefits to be received by the Stockholders in connection with the Merger, each Stockholder is prohibited, during the Restricted Period, from directly or indirectly, on behalf of himself or others, soliciting business from and/or performing services through a party other than the Surviving Corporation, Superior Consultant, their subsidiaries or affiliates which are similar to those offered by the Surviving Corporation, Superior Consultant, their subsidiaries or affiliates, for clients of the Surviving Corporation or Superior Consultant or prospective clients of the Surviving Corporation or Superior Consultant identified during the Restricted Period, including those of the Company, prior to the Merger or without the prior written consent of Superior Consultant from seeking or taking direct employment with any client or prospective client of the Surviving Corporation, Superior Consultant, their affiliates or subsidiaries. For purposes of defining clients and prospective clients relative to non-competition, a "client" is any entity that the Surviving Corporation or Superior Consultant has provided services within the thirty-six (36) month period prior to the Effective Time; a "prospective client" is any entity that has been subject to documented sales and marketing activity, other than mass mailings, within twelve (12) months prior to the Effective Time.

          (c) In consideration of benefits to be received by the Stockholder in connection with the Merger, each Stockholder agrees that during the Restricted Period, he will not, directly or indirectly, engage in business competitive with the Surviving Corporation or Superior Consultant.

          (d) The parties hereto agree that the Surviving Corporation and Superior Consultant would suffer irreparable harm from a breach of any of the covenants or agreements contained in this Section 5.4. In the event that an alleged or threatened breach by any Stockholder of any of the provisions of this Section 5.4, the Surviving Corporation, Superior Consultant or their successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof

(including the extension of the Restricted Period with respect to such Stockholder in breach by a period equal to the length of the violation of this
Section 5.4 and the Restricted Period described above will be tolled with respect to such Stockholder until such alleged breach or violation is resolved). The Stockholders agree that the restrictions in this Section 5.4 are reasonable protections under the circumstances of the Merger.

          (e) If, at the time of enforcement of any of the provisions of this
Section 5.4, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Stockholders agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

          (f) Notwithstanding any other provision contained herein, this
Section 5.4 shall not apply to those Stockholders listed on Schedule 5.4.

          (g) The Stockholders agree that the covenants made in this Section 5.4 shall be construed as an agreement independent of any provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

     5.5. Indemnification.

          (a) Survival. Survival Periods Generally. All of the representations and warranties of the Stockholders contained in Sections 3.1 and 3.2 (the "CHI REPRESENTATIONS"), shall survive the closing of the Merger (regardless of any Knowledge or investigation of Superior, Acquisition or the Surviving Corporation) and shall continue in full force and effect for a period of one year thereafter (the "SURVIVAL PERIOD"). It is acknowledged that certain representations and warranties may be resolved upon the issuance of the first independent audit report following the Closing and to the extent Superior acknowledges that such representations and warranties have been resolved, such representations and warranties shall terminate. All of the representations and warranties of Superior and Acquisition contained in Section 3.3 (the "SUPERIOR REPRESENTATIONS") shall survive the Closing of the Merger (regardless of any Knowledge or investigation of the Stockholders or the Company) and shall continue in full force and effect until the expiration of the Survival Period. All covenants of the Parties in this Agreement shall survive the Closing of the Merger and shall continue in full force thereafter.

          (b) Indemnification by the Stockholders. Subject to Section 5.5(c), and subject to Superior's duty under applicable law to mitigate damages, each of the Stockholders shall severally (in accordance with their respective Pro Rata Percentages) indemnify, defend and hold Superior and the Surviving Corporation, and each of their directors, officers, employees and agents (collectively, the "ACQUIRING PARTIES") harmless, from and against the entirety of any Adverse Consequences any of the Acquiring Parties may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences any of the Acquiring Parties may suffer after the end of any applicable Survival Period, resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach or inaccuracy of any representation or warranty of the Stockholders or the Company in this Agreement or in the schedules or certificates delivered by them in connection herewith (other than the representations and warranties set forth in Section 3.1 of this Agreement (the "STOCKHOLDER INDIVIDUAL REPRESENTATIONS")), (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Stockholders or the Company set forth in this Agreement, (iii) without limiting the generality of the foregoing, any claim by any Person asserting any ownership interest in or rights to acquire any capital stock of the Company, to the extent such ownership interest or rights are not set forth on Section 3.2(d) of the Chi Disclosure Schedule, (iv) without limiting the generality of Section 5.5(b)(i) and regardless of whether the matter is disclosed on the Chi Disclosure Schedule, any Tax Liabilities arising out of the operation of the business of the Company prior to the Effective Time, to the extent not accrued on the Latest Balance Sheet or to the extent not attributable to the operations of the Company in the Ordinary Course of Business from the date of the Latest Balance Sheet through the Effective Date and not accrued in accordance with GAAP on the Company's books, evidence of which has been provided to Superior in form and substance reasonably acceptable to Superior, (v) without limiting the generality of Section 5.5(b)(i), any Liability payable to any employee of the Company arising out of such employee's employment with the Company prior to his or her termination, any Liability existing under any Plan of the Company prior to the termination of such Plan or arising out of such Plan as a result of the termination of such employee by the Company in connection with the transactions contemplated hereby, or any Liability to such employee under any existing agreement or understanding between the Company or any Principal Shareholder and such employee, in each case to the extent such Liabilities are not (A) accrued on the Latest Balance Sheet or (B) remuneration (i.e. compensation, accrued vacation time and other benefits) accrued by the Company in the Ordinary Course of Business from the date of the Latest Balance Sheet through the Effective Date and accrued in accordance with GAAP on the Company's books, in form and substance reasonably acceptable to Superior, or (C) amounts, if any, constituting severance, deferred compensation or similar payments under the settlement agreement described in Section 4.2(r) or (D) Superior Common issued in cancellation of the Company Equity Rights, or (vi) the costs and expense of defending any action, demand or claim by any third-party against or affecting any of the Acquiring Parties which, if true or successful, would give rise to a breach of any of the representations, warranties or covenants of the Company or the Stockholders, even if such action, demand or claim ultimately proves to be untrue or unfounded. Subject to Section 5.5(c), each Stockholder shall, severally (in accordance with their respective Pro Rata Percentages) and not jointly, indemnify, defend and hold the Acquiring Parties harmless, from and against the entirety of any Adverse Consequences any of the Acquiring Parties may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences any of the Acquiring Parties may suffer after the end of any applicable Survival Period, resulting from, arising out of, relating to, in the nature of, or caused by any breach or inaccuracy of any of the Stockholder Individual Representations made by such Stockholder or any covenants made by such Stockholder in this Agreement. All Adverse Consequences for which the Acquiring Parties are entitled to seek indemnification under this Agreement are referred to herein as "SUPERIOR INDEMNIFIABLE LOSSES." To the extent a Stockholder holds sufficient Superior Common, such Stockholder's obligation to indemnify the Acquiring Parties shall be satisfied by such Stockholder transferring to the Acquiring Parties shares of Superior Common having a value (measured based on the Average Stock Price) equal to the Superior Indemnifiable Losses.

       (c) Certain Limits On and Provisions Relating to Stockholders' Indemnification. The obligation of the Stockholders to indemnify the Acquiring Parties under any provision of this Agreement shall be subject to the following:

           (i) the aggregate liability of each Stockholder hereunder with respect to all Superior Indemnifiable Losses shall not exceed the product of such Stockholder's Pro Rata Percentage, multiplied by the Total Transaction Value;

           (ii) no Stockholder will have any obligation to indemnify the Acquiring Parties from and against any Superior Indemnifiable Losses (other than those arising (x) under Section 5.5(b)(iii) or (y) out of a breach of any Stockholder Individual Representations) until the Acquiring Parties have suffered such aggregate Superior Indemnifiable Losses in excess of $150,000 (at which point the Stockholders will be obligated to indemnify the Acquiring Parties from and against all Superior Indemnifiable Losses relating back to the first dollar); and

           (iii) no Stockholder shall have any obligation to indemnify the Acquiring Parties from and against any Superior Indemnifiable Losses arising out of the breach of any of the Chi Representations, unless the Acquiring Parties make a written claim within the Survival Period with respect to the breach which gives rise to such Superior Indemnifiable Losses; provided, however, that the previous clause shall not apply to matters set forth in Section 5.5(b)(iii)-(v) above.

      (d) Indemnification by Superior. Subject to Section 5.5(e), Superior shall indemnify, defend and hold the Stockholders harmless from and against the entirety of any Adverse Consequences the Stockholders may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences the Stockholders may suffer after the end of the Survival Period, resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach or inaccuracy of any representation or warranty of Superior or Acquisition in this Agreement or in the schedules or certificates delivered by them in connection herewith, (ii) any nonfulfillment or breach of any covenant or agreement on the part of Superior or Acquisition set forth in this Agreement or (iii) the costs and expense of defending any action, demand or claim by any third-party against or affecting any of Stockholders which, if true or successful, would give rise to a breach of any of the representations, warranties or covenants of Superior or Acquisition, even if such action, demand or claim ultimately proves to be untrue or unfounded. All adverse consequences for which the Stockholders may seek indemnification under this Agreement are referred to herein as the "CHI INDEMNIFIABLE LOSSES."

      (e) Limits on Superior's Indemnification. The obligation of Superior to indemnify the Stockholders under this Section 5.5 shall be subject to the following:

           (i) Superior will not have any obligation to indemnify the Stockholders from and against any Chi Indemnifiable Losses until the Stockholders have suffered such aggregate Chi Indemnifiable Losses in excess of $150,000 (at which point Superior will be obligated to indemnify the Stockholders from and against all Indemnifiable Losses relating back of the first dollar); and

           (ii) Superior shall have no obligation to indemnify the Stockholders from and against any Chi Indemnifiable Losses arising out of the breach of any of the Superior Representations unless the Stockholders' Representative makes a written claim within the Survival Period with respect to the breach of which gives rise to such Chi Indemnifiable Losses.

      (f)  Matters Involving Third Parties.

           (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim by such Indemnified Party for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Agreement, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is damaged thereby.

           (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice, reasonably satisfactory to the Indemnified Party, so long as (A) the Indemnifying Party notifies the Indemnified Party, within twenty (20) business days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party (or by such earlier date as may be necessary under applicable procedural rules in order to file a timely appearance and response) that the Indemnifying Party is assuming the defense of such Third Party Claim and will indemnify the Indemnified Party against such Third Party Claim in accordance with the terms and limitations of this Section 5.5, (B) the Indemnifying Party provides the Indemnified Party with reasonable evidence that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder with respect thereto, and (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

           (iii) So long as the conditions set forth in Section 5.5(f)(ii) are and remain satisfied, then (A) the Indemnifying Party may conduct the defense of the Third-Party Claim in accordance with Section 5.5(f)(ii),
      (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has an actual or potential conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed), (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which either imposes an injunction or other equitable relief upon the Indemnified Party or does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, and (E) the Indemnified Party shall, at the Indemnifying Party's reasonable request and at the Indemnifying Party's expense, cooperate in the defense of the matter. In the event that the conditions in Section 5.5(f)(ii) are not satisfied or become unsatisfied in the case of any Third Party Claim, then the Indemnified Party may assume control of the defense of such claim.

      (g) No Contribution. None of the Stockholders shall have any right of contribution against the Surviving Corporation with respect to any Indemnifiable Losses.

      5.6. Dispute Resolution Regarding Indemnification. In the event that any dispute should arise among the Parties with respect to any claims under Section 5.5, the Parties shall first use their best efforts to resolve such dispute among themselves. If the Parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 5.7 hereof.

      5.7. Arbitration.

      (a) Either Superior or the Stockholders' Representative may submit any matter referred to in Subsection 5.6 hereof to binding arbitration by notifying the other party hereto, in writing, of such dispute and submission.

      (b) Either Party requesting arbitration shall serve a written demand for arbitration on the other Party by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. Each Party shall have the right to be represented by counsel and shall have the right to full discovery. Except as specifically provided herein, the arbitration shall be conducted by and in accordance with the commercial rules of the American Arbitration Association and the arbitrator's ruling shall be in accordance with law and the terms of this Agreement. The arbitrator shall not have the power to amend this Agreement in any respect.

      (c) No later than twenty (20) calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a disinterested person to act as the arbitrator. In the event that the parties do not agree on the selection of an arbitrator, each Party shall select an arbitrator within ten (10) days after the date on which the parties do not agree on the selection of a sole arbitrator and the two arbitrators so selected shall select a third arbitrator within ten (10) days after the parties select their arbitrators; the provisions set forth herein regarding the single arbitrator shall apply to the three arbitrators so selected. Any arbitrator designated hereunder shall not now or in the three years preceding such arbitration be an employee, consultant, officer, director or Stockholder of any Party hereto or any Affiliate of any Party to this Agreement or have now or in the three years preceding such arbitration any business relationship with any Party hereto or any Affiliate of any Party hereto.

           (d) No later than ten (10) calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing shall commence no later than thirty (30) calendar days after the arbitrator is appointed and shall continue from day to day until completed.

           (e) The arbitrator shall use his or her best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties; provided, that the arbitrator may not award any punitive damages. All rulings of the arbitrator shall be in writing, shall set forth the basis for the decision and shall be delivered to the Parties.

           (f) The prevailing Party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration and the disputed issues with respect thereto. The non-prevailing Party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. For purposes hereof, a Party seeking payment of any amount in arbitration shall be deemed to be the prevailing Party if it is determined that such Party is entitled to receive at least 51% of the payment initially claimed by it to be due to such Party in such arbitration, and the Party from which such payment is sought shall be deemed to be the "prevailing party" if the other Party is not so deemed to be the prevailing party.

           (g) Any arbitration pursuant to this Subsection 5.8 shall be conducted in the County of Oakland, State of Michigan. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Michigan and the United States District Court for the Eastern District of Michigan, Southern Division at Detroit for purposes of the enforcement of any arbitration award.

      5.8. Miscellaneous.

           (a) Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation, including, without limitation, any disclosures made necessary by Superior's status as a public company (in which case the disclosing Party will advise the other Party prior to making the disclosure) and shall insofar as may be practicable reflect on such disclosure substantially all reasonable comments of the other parties.

     (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the other documents referred to herein and executed in connection herewith) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes the letter of intent between Superior and the Company dated May 9, 1997.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the other Parties.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three
(3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail), or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:


If to the Company:                           With a Copy To:

Chi Systems, Inc., c/o
Superior Consultant Holdings Corporation     Sachnoff & Weaver, Ltd.
4000 Town Center - Suite 1100                30 South Wacker Drive - Suite 2900
Southfield, Michigan  48075                  Chicago, Illinois  60611
Fax:  (810) 386-8392                         Fax:  (312) 207-6400
Attn:  General Counsel                       Attn:  William E. Doran


If to the Stockholders, c/o            With a Copy To:

Stockholders' Representative:

Karl G. Bartscht                       Hooper, Hathaway, Price, Beuche & Wallace
c/o Chi Systems, Inc.                  126 S. Main Street
130 S. First St.                       Ann Arbor, Michigan  48104
Ann Arbor, Michigan  48104             Fax:  (313) 662-9559
Fax:  (313) 761-9366                   Attn:  James Beuche

If to Superior or Acquisition:                Copy to:
-------------------------------               --------

Superior Consultant Holdings Corporation      Sachnoff & Weaver, Ltd.
4000 Town Center - Suite 1100                 30 South Wacker Drive - Suite 2900
Southfield, Michigan  48075                   Chicago, Illinois  60611
Fax:  (810) 386-8392                          Fax:  (312) 207-6400
Attn:  General Counsel                        Attn:  William E. Doran

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

     (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Superior, the Company and each of the Stockholders. The Company may consent to any such amendment at any time prior to the Effective Time with the prior authorization of its board of directors; provided, however, that after the Stockholders have approved the Merger, no amendment may be made which would have the effect of reducing the amount of Superior Common into which any share of Company Stock will be converted in the Merger without the further approval of the Stockholders (or their legal representatives) holding a majority of the outstanding shares of Company Stock outstanding immediately prior to the Effective Time. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

     (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (j) Expenses. Except as otherwise explicitly provided in this Agreement, each of Superior and the Stockholders will bear his or its own direct and indirect costs and expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. If the Merger is consummated, then, except as provided below, expenses paid or accrued by the Company to effect the Merger shall be paid by the Stockholders and shall not be paid or accrued by the Company or become post-Closing obligations of the Surviving Corporation. Notwithstanding the foregoing, Superior acknowledges that if the Merger is consummated, the Surviving Corporation shall pay (i) the negotiated aggregate fee of $100,000 which the Company is obligated to McDonald & Company as set forth in the agreement dated June 3, 1997 (a true and correct copy of which has been provided to Superior); and (ii) the reasonable legal and accounting fees and expenses incurred by the Company (up to a maximum of $117,000) in connection with the transactions contemplated hereby.

     (k) Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (m) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the Parties hereto have executed this Plan and Agreement of Merger as of the date first above written.

CHI ACQUISITION CO.                     THE CHI GROUP, INC.

By: _______________________________     By: __________________________
Title: ____________________________     Title: _______________________

SUPERIOR CONSULTANT
HOLDINGS CORPORATION

By: _______________________________
Title: ____________________________

THE STOCKHOLDERS:



___________________________________
Karl G. Bartscht


RADIUS HEALTH CARE SYSTEM

By:________________________________

Title:_____________________________


___________________________________
Steve Gray


___________________________________
Alan Zuckerman


___________________________________
John Silverman

____________________________________
Cynthia Hayward


____________________________________
Jim Lifton


____________________________________
Evelyn Grindstaff


____________________________________
Joe Spallina


____________________________________
Craig E. Holm


____________________________________
Susan Sargent


____________________________________
Hugo Finarelli


____________________________________
Ann Keillor


____________________________________
Jim Fitzgerald


____________________________________
Russ Coile

____________________________________
Steven Hatch


____________________________________
Diane Ahern


____________________________________
Richard Coffey


____________________________________
Caroline Polliard


____________________________________
Leo De Giulio


____________________________________
Thomas Hodgson


____________________________________
Daniel Chapman


____________________________________
Richard Cheatham


____________________________________
Richard Bartscht


____________________________________
Sandra Connellan

____________________________________
Henry Wallace


____________________________________
William Poppink


____________________________________
Patricia D. Pawelski


____________________________________
Darrell Thorpe


____________________________________
Richard Kowalski


____________________________________
Gerald Mader


____________________________________
Dorothy Mader


____________________________________
Lothar Herrman


____________________________________
Margaret Herrman